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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                 July 30, 1999


                                 ALPNET, Inc.
                                 ------------
            (Exact name of registrant as specified in its charter)


             Utah                       0-15512                87-0356708
             ----                       -------                ----------
(State or other jurisdiction of   (Commission File No.)     (I.R.S. Employer
         Incorporation)                                   Identification  No.)


                          4460 South Highland Drive,
                                  Suite #100
                        Salt Lake City, Utah 84124-3543
                        -------------------------------
          (Address of principal executive offices including zip code)

                                (801) 273-6600
                                --------------
                        (Registrant's telephone number,
                             including area code)

                                Not applicable
                                --------------
         (Former name or former address if changed since last report)
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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS
           ------------------------------------

On July 30, 1999, the Registrant entered into a Stock Purchase Agreement to acquire the entire outstanding share capital of Technical Publications Services
(TPS) B.V., formerly Stork TPS, a Dutch corporation based in Hengelo, The Netherlands. TPS is active in industrial information consulting and translation services and in providing high-end SGML publishing solutions to international corporations. Stork TPS employs 45 people and has projected 1999 revenues prior to acquisition of approximately $7 million with profitable operations.

The consideration for the acquisition was approximately $ 6.6 million and was paid by three million, unregistered, restricted shares of the Registrant's common stock and the assumption of $600,000 due from TPS to its former parent company. The Agreement provides that additional shares of ALPNET common stock (up to a maximum of 1.8 million shares) will be issued if the Registrant's share price is less than $2.50 on July 30, 2000 on the basis of 12,000 additional shares per $0.01 shortfall below $2.50. All shares are subject to the provisions of the US Securities Act 1933, including Rule 144, which provides that the shares may not be sold within 12 months of issuance and must comply with certain rules relating to the timing and terms of sale. The consideration was determined through negotiation based on the business, assets, liabilities and future prospects of TPS.

The Agreement also provides that the former parent company will loan ALPNET $850,000 due in one year, with interest at 5%. Approximately $600,000 of the proceeds of this loan will be used to pay the amount due to the former parent company and the remaining $250,000 will be used for working capital for TPS. This loan was made on July 30, 1999.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

     (a) The Registrant will file the financial statements of TPS required to be filed herewith by amendment to the current report.

     (b) The Registrant will file the pro-forma financial information required to be filed herewith by amendment to the current report.

     (c) Exhibits. The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit No.:  Description
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2.1           Stock Purchase Agreement, dated July 30, 1999


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ALPNET INC.

                                               By: /s/ JOHN W. WITTWER
                                                   ---------------------------
                                               Name:   John W Wittwer
                                               Title:  Chief Financial Officer
Date:  August 10, 1999